UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 25, 2011

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (518) 445-2200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Performance Bonus Awards Granted Under 2011 Incentive Plan

On March 25, 2011, the Performance Committee of the Registrant’s Board of Directors approved the grant of 2011 Performance Bonus Awards under the Registrant’s 2011 Incentive Plan to certain of the Registrant’s executives, including certain of the Registrant’s named executive officers (as defined by S-K Item 402(a)(3)), subject to the approval of the plan by shareholders at the Registrant’s 2011 Annual Shareholder Meeting. Each recipient was granted both an Annual Performance Bonus Award and a Multi-Year Performance Bonus Award, pursuant to separate award agreements.

Annual Performance Bonus Award

For the Annual Performance Bonus Award, each recipient is provided the opportunity to earn both a Cash Bonus to be paid in cash and a Share Bonus to be paid in shares of the Registrant’s Class A Common Stock (“Shares”). Each recipient, including the named executive officers specified below, was granted a Target Cash Amount and a Target Share Amount. Each award entitles the recipient to receive an amount equal to from 0% to 200% of such target amounts, based upon the extent to which he or she attains certain performance goals during 2011. Success in achieving such goals will be determined during early 2012 by the Compensation Committee (or, with respect to awards to certain officers, by a Performance Committee of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations)). Once such determination is made, the bonuses shall be paid in their entirety in March 2012.

A copy of the Form of the Annual Performance Bonus Agreement used for such awards is being filed with this report as Exhibit 10(m)(xvii), and is incorporated by reference herein.

The target amounts for the named executive officers’ granted Annual Performance Bonus Awards were as follows:

Named Executive Officer	Target Cash Amount	Target Share Amount

Joseph G. Morone	$832,800	23,240 shares
John B Cozzolino	$ 96,750	2,700 shares
Ralph M. Polumbo	$ 78,135	2,180 shares
Daniel A. Halftermeyer	$101,235	2,825 shares
Michael J. Joyce	$ 80,955	2,259 shares

Performance goals for the award recipients, including the named executive officers, consist of one or more of the following: adjusted cash flow, adjusted net sales or other personal metrics tied to the recipient’s specific job function. The foregoing might be, depending on the individual recipient, Company-wide in scope or limited to specific business segment or areas of responsibility.

Multi-Year Performance Bonus Award

For the Multi-Year Performance Bonus Award, each recipient is also provided the opportunity to earn both a Cash Bonus and a Share Bonus. Each recipient, including the named executive officers, was granted a Target Cash Amount and a Target Share Amount. Each award entitles the recipient to receive an amount equal to from 0% to 200% of such target amounts, based upon the extent to which he or she attains certain performance goals during the three-year period beginning January 1, 2011 and ending December 31, 2013. Success in achieving such goals will be determined during early 2014 by the Compensation Committee (or, with respect to awards to certain officers, by a Performance Committee of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations)). Once such determination is made, the bonuses shall be paid in their entirety in March 2014.

A copy of the Form of the Multi-Year Performance Bonus Agreement used for such awards is being filed with this report as Exhibit 10(m)(xviii), and is incorporated by reference herein.

The target amounts for the named executive officers’ granted Multi-Year Performance Bonus Awards were as follows:

Named Executive Officer	Target Cash Amount	Target Share Amount

Joseph G. Morone	$464,800	22,028 shares
John B. Cozzolino	$101,500	4,810 shares
Ralph M. Polumbo	$105,510	4,953 shares
Daniel A. Halftermeyer	$125,510	5,948 shares
Michael J. Joyce	$118,230	5,603 shares

Performance goals for the award recipients, including the named executive officers, consist of one or more of the following: adjusted cash flow, adjusted net sales or other personal metrics tied to the recipient’s specific job function. The foregoing might be, depending on the individual recipient, Company-wide in scope or limited to specific business segment or areas of responsibility.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith:

10(m)(xvii)	Form of 2011 Annual Performance Bonus Agreement

10(m)(xviii)	Form of 2011 Multi-year Performance Bonus Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ Charles J. Silva Jr.
Name: Charles J. Silva Jr.
Title: Vice President – General Counsel and Secretary

Date: March 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

10(m)(xvii)	Form of 2011 Annual Performance Bonus Agreement

10(m)(xviii)	Form of 2011 Multi-year Performance Bonus Agreement